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                                                                       Exhibit 8


[FOLEY AND HOAG LETTERHEAD]



April 16, 2002


SEACOAST FINANCIAL SERVICES CORPORATION
SEACOAST CAPITAL TRUST I
One Compass Place
New Bedford, Massachusetts 02740


Re:  SEACOAST CAPITAL TRUST I
     $45,000,000 OF ____% CUMULATIVE TRUST PREFERRED SECURITIES DUE 2032


Ladies and Gentlemen:

         We have acted as counsel to Seacoast Financial Services Corporation, a Massachusetts corporation (the "Company"), and to Seacoast Capital Trust I, a statutory business trust created under the laws of Delaware (the "Trust"), in connection with the proposed issuance of (i) preferred securities (the "Preferred Securities") of the Trust pursuant to the terms of the Amended and Restated Trust Agreement (the "Trust Agreement") among the Company, as Depositor, State Street Bank and Trust Company, as Property Trustee, Christiana Bank & Trust Company, as Delaware Trustee, the Administrative Trustees, and the several Holders of the Trust Securities to be offered in an underwritten public offering, and (ii) subordinated debentures (the "Debentures") of the Company pursuant to the terms of the Junior Subordinated Indenture (the "Indenture") from the Company to State Street Bank and Trust Company, as Trustee, to be sold by the Company to the Trust. The Preferred Securities and the Debentures are to be issued as contemplated by the registration statement on Form S-3 (the Registration Statement") to be filed by the Company and the Trust to register the issuance of the Preferred Securities and the Debentures under the Securities Act of 1933, as amended. You have requested our opinion on certain United States federal income tax matters relating to the Preferred Securities.

         We have examined the law and such papers, including (i) the Registration Statement, (ii) the Form of Junior Subordinated Indenture attached as an exhibit to the Registration Statement, (iii) the Form of Subordinated Debenture attached as an exhibit to the Registration Statement, (iv) the Form of Trust Agreement and Certificate of Trust of Seacoast Capital Trust I attached as an exhibit to the Registration Statement, (v) the Form of Trust Agreement attached as an exhibit to the Registration Statement, (vi) the Form of Guarantee attached as an exhibit to the Registration Statement, and (vii) the form of Underwriting Agreement, by and among the Company, the Trust and Ryan, Beck & Co., LLC, as deemed necessary to render the opinion expressed below.


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April 16, 2002
Page 2


Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Trust Agreement. As to questions of fact material to our opinion we have relied upon representations set forth in the Indenture, the Underwriting Agreement and the Guarantee (including the Exhibits to each such document), without undertaking to verify the same by independent investigation.

         In our examination we have assumed that (i) each of the documents (the "Documents") described in the preceding paragraph, when executed, will be substantially identical to the form of such document attached as an exhibit to the Registration Statement; (ii) the transactions contemplated by the Documents will be consummated and performed in accordance with the terms described therein; (iii) each entity that is a party to any of the Documents has been duly organized under the laws of its state or country of organization, is validly existing and in good standing under such laws, and is duly qualified and in good standing in each jurisdiction in which it is required to be qualified to engage in the transactions contemplated by the Documents; (iv) each such entity has full power, authority, capacity and legal right to enter into and perform the terms of the Documents and the transactions contemplated thereby; (v) the copies or originals of the Documents furnished to us are authentic (if originals) or accurate (if copies), those that are contracts or instruments are enforceable and effective in accordance with their terms against all parties thereto, and all signatures are genuine; (vi) each representation made in any of the Documents is, and will continue to be, true and complete, and no default exists under any of the Documents; (vii) the business and affairs of each of the entities that is a party to any of the Documents will be conducted in accordance with the Documents and all relevant laws; (viii) no actions will be taken, no change in any of the Documents will occur, and no other events will occur, after the date hereof, that would have the effect of altering the facts, Documents or assumptions upon which this opinion is based; and (ix) the parties to the Documents and the holders of Preferred Securities will treat the Debentures as indebtedness of the Company, and the Preferred Securities as evidencing ownership of an undivided beneficial interest in the Debentures, for United States federal income tax purposes.

         The opinion rendered herein is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department proposed, temporary and final regulations, judicial decisions, and rulings and administrative interpretations of the Internal Revenue Service, as each of the foregoing exists on the date hereof. The opinion rendered below is not binding on the Internal Revenue Service or a court of law, and no assurance can be given that legislative or administrative action or judicial decisions that differ from the opinion rendered below will not be forthcoming. Any such differences could be retroactive to transactions or business operations prior to such action or decisions. We express no opinion as to the federal income tax consequences, if any, of the issuance of the Preferred Securities and Debentures other than that described below; as to the effect of such issuance on other transactions; or as to any state, local or foreign income or other tax consequences with respect to such issuance.

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April 16, 2002
Page 3


         Based on the foregoing, we are of opinion, as of the date hereof and under existing law, that the discussion under the caption "Material United States Federal Income Tax Consequences" in the preliminary prospectus constituting part of the Registration Statement, presents a fair and accurate summary of the matters addressed therein.

         We undertake no responsibility to update or supplement our opinion. We are furnishing this letter to you solely for the purpose of satisfying Paragraph 14 of Exhibit B to the Underwriting Agreement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Foley, Hoag & Eliot LLP under the caption "Material United States Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.


                                                Very truly yours,

                                                FOLEY, HOAG & ELIOT LLP
                                                By: /s/ Richard Schaul-Yoder
                                                    ------------------------
                                                A Partner